Apollo Medical Holdings, Inc. Reports Fourth Quarter and Year-End 2022 Results
Company to Host Conference Call on Friday, Feb. 24, 2023, at 5:30 a.m. PT/8:30 a.m. ET
ALHAMBRA, Calif., February 23, 2022 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced its consolidated financial results for the fourth quarter and year ended December 31, 2022.
Financial Highlights for the Year Ended December 31, 2022:
•Total revenue of $1.14 billion, an increase of 48% from $773.9 million for the prior year
•Net income attributable to ApolloMed of $49.0 million
•Earnings per share — diluted (“EPS — diluted”) of $1.08
•Adjusted EBITDA of $140.0 million, an increase of 5%, compared to $133.5 million for the prior year, resulting in an Adjusted EBITDA margin of 12.2%(1)
•Cash and cash equivalents of $288.0 million at December 31, 2022
(1) See “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information.
Financial Highlights for Fourth Quarter 2022:
•Total revenue of $294.2 million, an increase of 51% from $195.1 million for the prior-year quarter
•Net loss attributable to ApolloMed of $2.6 million
•Adjusted EBITDA of $23.7 million, an increase of 54% from $15.4 million for the prior-year quarter

Guidance:
ApolloMed is providing the following guidance for total revenue, net income, EBITDA, Adjusted EBITDA, and EPS - diluted. The net income and EBITDA guidance ranges below include the impact of the excluded assets held by Allied Physicians of California, a Professional Medical Corporation's (“APC”), which are solely for the benefit of APC and its shareholders. Any gains or losses associated with these excluded assets do not have an impact on Adjusted EBITDA and EPS - diluted. These guidance assumptions are based on the Company's existing business, current view of existing market conditions and assumptions for the year ending December 31, 2023.

($ in millions)	2023 Guidance Range
	Low	High
Total revenue	$1,300.0	$1,500.0
Net income	$49.5	$71.5
EBITDA	$89.5	$129.5
Adjusted EBITDA	$120.0	$160.0
EPS – diluted	$0.95	$1.20
See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Management Commentary:
Brandon Sim, Co-Chief Executive Officer of ApolloMed, stated, “In 2022, we continued to position our Company for long-term growth while remaining focused on our mission of empowering physicians in the successful delivery of value-based care and driving superior outcomes for their patients. We were pleased with the strong financial and operational results our team achieved during 2022, including 48% growth on the top line and 5% growth in Adjusted EBITDA to $140.0 million, a margin of 12.2%. This was a result of strong organic membership growth in our core risk-bearing provider groups, favorable trends in membership mix, and participation in a value-based care model for the Medicare fee-for-service population.

“The investments made during 2022 position us for strong growth as we continue to execute against our operating priorities: scaling our care delivery model across core and new geographies, effectively taking on additional risk in our value-based contracts, and delivering industry-leading patient outcomes through our care delivery network and value-based care enablement platform.

“I would like to thank our team of over 1,300 employees for their dedication to ApolloMed’s mission. We remain committed to empowering our providers, which will accelerate us towards a future where all Americans have access to high-quality, value-based and evidence-driven healthcare.”
GAAP Financial Review for the Year Ended December 31, 2022:
•Total revenue of $1.14 billion for the year ended December 31, 2022, an increase of 48%, compared to $773.9 million for the year ended December 31, 2021, primarily due to (i) an overall increase of $336.9 million in capitation revenue primarily driven by organic membership growth in ApolloMed's consolidated IPAs and participation in a value-based Medicare fee-for-service model, and (ii) an increase of $23.0 million in fee-for-service revenue from ApolloMed primary, multi-specialty, and ancillary care delivery entities.
•Capitation revenue, net, of $930.1 million for the year ended December 31, 2022, an increase of 57%, compared to $593.2 million for the year ended December 31, 2021. Capitation revenue represented 81% of total revenue for the year ended December 31, 2022.
•Net income of $50.5 million for the year ended December 31, 2022, an increase of 3%, compared to $49.3 million for the year ended December 31, 2021.
•Net income attributable to ApolloMed of $49.0 million for the year ended December 31, 2022, compared to $73.9 million for the year ended December 31, 2021.
•EPS - diluted of $1.08 for the year ended December 31, 2022, compared to $1.63 for the year ended December 31, 2021.
GAAP Financial Review for the Fourth Quarter Ended December 31, 2022:
•Total revenue of $294.2 million for the quarter ended December 31, 2022, an increase of 51%, compared to $195.1 million for the quarter ended December 31, 2021. This was primarily driven by organic membership growth in ApolloMed’s consolidated IPAs and participation in a value-based Medicare fee-for-service model.
•Capitation revenue, net, of $252.9 million for the quarter ended December 31, 2022, an increase of 63%, compared to $154.9 million for the quarter ended December 31, 2021. Capitation revenue represented 86% of total revenue for the quarter ended December 31, 2022.

•Net income of $0.5 million for the quarter ended December 31, 2022, compared to net loss of $19.3 million for the quarter ended December 31, 2021, which was primarily a result of significantly lower unrealized losses in fair value of a payer partner’s shares held as marketable securities and other investments of $2.8 million, which compares to $33.0 million in unrealized losses as a result of a 1-to-3 conversion of a payer partner’s preferred shares to common stock in the prior-year period. These payer partner shares are deemed “Excluded Assets” that are solely for the benefit of APC and its shareholders and do not impact net income attributable to ApolloMed.
•Net loss attributable to ApolloMed of $2.6 million for the quarter ended December 31, 2022, compared to net income attributable to ApolloMed of $13.8 million for the quarter ended December 31, 2021. The loss was primarily a result of a $13.1 million increase in income tax expense compared to the prior-year period.
Non-GAAP Financial Review for the Year Ended December 31, 2022:
•EBITDA of $110.1 million for the year ended December 31, 2022, an increase of 11%, compared to $99.1 million for the year ended December 31, 2021.
•Adjusted EBITDA of $140.0 million for the year ended December 31, 2022, an increase of 5%, compared to $133.5 million for year ended December 31, 2021.
Non-GAAP Measures for the Fourth Quarter Ended December 31, 2022:
•EBITDA of $15.8 million for the quarter ended December 31, 2022, compared to EBITDA of negative $17.2 million for the quarter ended December 31, 2021.
•Adjusted EBITDA of $23.7 million for the quarter ended December 31, 2022, an increase of 54%, compared to $15.4 million for the quarter ended December 31, 2021.
Balance Sheet Highlights:
•As of December 31, 2022, ApolloMed’s cash and cash equivalents and investments in marketable securities were $293.6 million, working capital was $287.8 million, and total stockholders' equity increased to $555.0 million; from cash and cash equivalents and investments in marketable securities of $286.5 million, working capital of $283.4 million and total stockholders’ equity of $460.5 million, respectively, as of December 31, 2021.
•In December 2022, ApolloMed's Board of Directors approved a share repurchase program authorizing the purchase of up to $50 million of its shares of common stock on the open market or through privately negotiated transactions. As of February 1, 2023, the Company had not yet purchased any shares under this share repurchase program. This repurchase program does not have an expiration date. The Board may suspend or discontinue the repurchase program at any time. This repurchase program does not obligate ApolloMed to make additional repurchases at any specific time or in any specific situation.

See “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information.
For more details on ApolloMed's financial results for the year ended December 31, 2022, please refer to ApolloMed's Annual Report on Form 10-K to be filed with the U.S. Securities Exchange Commission (“SEC”), which is accessible at www.sec.gov.

Conference Call and Webcast Information:
ApolloMed will host a conference call at 5:30 a.m. PT/8:30 a.m. ET today (Friday, February 24, 2023), during which management will discuss the results of the fourth quarter and year ended December 31, 2022. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	(877) 407-9753
International (Toll):	(201) 493-6739

The conference call can also be accessed at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=0Kd2PA99.
An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://www.apollomed.net/investors/news-events/ir-calendar) after issuance of the earnings release and will be filed as an exhibit to ApolloMed’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.
Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.
Note About Consolidated Entities
The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.
Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share
As of December 31, 2022, 140,954 holdback shares had not been issued to certain former shareholders of the Company’s subsidiary, Network Medical Management, Inc. (“NMM”), who were NMM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to ApolloMed in order to receive their pro rata portion of ApolloMed’s common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among ApolloMed, NMM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into NMM, with NMM as the surviving corporation. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and ApolloMed is legally obligated to issue these shares in connection with the merger.
Shares of ApolloMed’s common stock owned by APC, a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.
About Apollo Medical Holdings, Inc.
ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.
Headquartered in Alhambra, California, ApolloMed’s subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and entities participating in the Centers for Medicare & Medicaid Services Innovation Center (CMMI) innovation models. For more information, please visit www.apollomed.net.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s guidance for the year ending December 31, 2022, continued growth, acquisition strategy, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans and merger integration efforts, as well as the impact of the COVID-19 pandemic on the Company’s business, operations and financial results. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which will be filed with the SEC, and any subsequent quarterly reports on Form 10-Q.
FOR MORE INFORMATION, PLEASE CONTACT:
Investor Relations
(626) 943-6491
investors@apollomed.net
Carolyne Sohn, The Equity Group
(408) 538-4577
csohn@equityny.com

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	December 31,	December 31,
	2022	2021

Assets

Current assets
Cash and cash equivalents	$288,027	$233,097
Investment in marketable securities	5,567	53,417
Receivables, net	52,629	10,608
Receivables, net – related parties	65,147	69,376
Income taxes receivable	4,015	—
Other receivables	1,834	9,647
Prepaid expenses and other current assets	14,798	18,637
Loans receivable	996	—
Loans receivable - related party	2,125	4,000

Total current assets	435,138	398,782

Non-current assets
Land, property and equipment, net	108,536	53,186
Intangible assets, net	76,861	82,807
Goodwill	275,675	253,039
Loans receivable	—	569
Investments in other entities – equity method	40,299	41,715
Investments in privately held entities	896	896
Operating lease right-of-use assets	20,444	15,441
Other assets	6,056	5,928

Total non-current assets	528,767	453,581

Total assets(1)	$963,905	$852,363

Liabilities, mezzanine equity and stockholders’ equity

Current liabilities

Accounts payable and accrued expenses	$49,562	$43,951
Fiduciary accounts payable	8,065	10,534
Medical liabilities	84,253	55,783
Income taxes payable	—	652
Dividend payable	664	556
Finance lease liabilities	594	486
Operating lease liabilities	3,572	2,629

	December 31, 2022	December 31, 2021

Current portion of long-term debt	619	780
Total current liabilities	147,329	115,371

Non-current liabilities
Deferred tax liability	3,042	9,127
Finance lease liabilities, net of current portion	1,275	973
Operating lease liabilities, net of current portion	19,915	13,198
Long-term debt, net of current portion and deferred financing costs	203,389	182,917
Other long-term liabilities	20,260	14,777

Total non-current liabilities	247,881	220,992

Total liabilities(1)	395,210	336,363

Mezzanine equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation	13,682	55,510

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 46,575,699 and 44,630,873 shares outstanding, excluding 10,299,259 and 10,925,702 treasury shares, at December 31, 2022, and December 31, 2021, respectively	47	45
Additional paid-in capital	360,097	310,876
Retained earnings	192,678	143,629
	552,822	454,550

Non-controlling interest	2,191	5,940

Total stockholders' equity	555,013	460,490

Total liabilities, mezzanine equity and stockholders' equity	$963,905	$852,363

(1) The Company's consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $505.8 million and $567.0 million as of December 31, 2022 and December 31, 2021, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $129.7 million and $91.7 million as of December 31, 2022 and December 31, 2021, respectively. These VIE balances do not include $304.8 million of investment in affiliates and $30.3 million of amounts due from affiliates as of December 31, 2022 and $802.8 million of investment in affiliates and $6.6 million of amounts due from affiliates as of December 31, 2021 as these are eliminated upon consolidation and not presented within the consolidated balance sheets.

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue
Capitation, net	$252,878	$154,874	$930,131	$593,224
Risk pool settlements and incentives	15,537	17,481	117,254	111,627
Management fee income	10,607	9,614	41,094	35,959
Fee-for-service, net	13,823	11,596	49,517	26,564
Other income	1,363	1,535	6,167	6,541

Total revenue	294,208	195,100	1,144,163	773,915

Operating expenses
Cost of services, excluding depreciation and amortization	253,119	171,839	944,685	596,142
General and administrative expenses	24,446	16,601	77,670	62,077
Depreciation and amortization	4,063	4,412	17,543	17,517

Total expenses	281,628	192,852	1,039,898	675,736

Income from operations	12,580	2,248	104,265	98,179

Other (expense) income
Income (loss) from equity method investments	1,225	(626)	5,622	(4,306)
Gain on sale of equity method investment	—	—	—	2,193
Interest expense	(2,572)	(1,051)	(7,920)	(5,394)
Interest income	1,286	240	1,976	1,571
Unrealized loss on investments	(3,680)	(33,571)	(21,271)	(10,745)
Other income (expense)	1,616	10,330	3,944	(3,750)

Total other (expense) income, net	(2,125)	(24,678)	(17,649)	(20,431)

Income (loss) before provision for income taxes	10,455	(22,430)	86,616	77,748

Provision for (benefit from) income taxes	9,984	(3,121)	36,085	28,454

Net income (loss)	471	(19,309)	50,531	49,294

Net income (loss) attributable to noncontrolling interests	3,071	(33,079)	1,482	(24,564)

Net (loss) income attributable to Apollo Medical Holdings, Inc.	$(2,600)	$13,770	$49,049	$73,858

(Losses) earnings per share – basic	$(0.06)	$0.31	$1.09	$1.69

(Losses) earnings per share – diluted	$(0.06)	$0.30	$1.08	$1.63

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,				Year Ended December 31,
(in thousands)	2022		2021		2022		2021

Net income (loss)	$471		$(19,309)		$50,531		$49,294
Interest expense	2,572		1,051		7,920		5,394
Interest income	(1,286)		(240)		(1,976)		(1,571)
Provision for (benefit from) income taxes	9,984		(3,121)		36,085		28,454
Depreciation and amortization	4,063		4,412		17,543		17,517
EBITDA	$15,804		$(17,207)		$110,103		$99,088

Income from equity method investments	(253)		(28)		(746)		(268)
Gain on sale of equity method investment	—		—		—		(2,193)
Other, net	1,927	(1)	(788)	(3)	3,309	(2)	(1,720)	(3)
Stock-based compensation	5,623		2,423		16,101		6,745
APC excluded assets costs	550		30,956		11,259		31,876
Adjusted EBITDA	$23,651		$15,356		$140,026		$133,528
(1) Other, net for the three months ended December 31, 2022 relates to changes in the fair value of our mandatory purchase of investments and contingent considerations.
(2) Other, net for the year ended December 31, 2022 relates to transaction costs incurred and changes in the fair value of our mandatory purchase of investments and contingent considerations.
(3) Other, net for the three months and year ended December 31, 2021 relates to stimulus checks received in 2021.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands)	2023 Guidance Range
	Low	High
Net income	$49,500	$71,500
Interest expense	1,000	1,000
Provision for income taxes	23,000	38,000
Depreciation and amortization	16,000	19,000
EBITDA	89,500	129,500

Income from equity method investments	(750)	(750)
Other, net	3,250	3,250
Stock-based compensation	16,000	16,000
APC excluded assets costs	12,000	12,000
Adjusted EBITDA	$120,000	$160,000

Use of Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures EBITDA and adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be different from other non-GAAP financial measures used by other companies. The Company uses adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, and APC excluded assets costs. Beginning in the third quarter ended September 30, 2022, the Company has revised the calculation for Adjusted EBITDA to exclude provider bonus payments and losses from recently acquired IPAs, which it believes to be more reflective of its business.
The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.